EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT


     This Amendment No. 1 to that certain Asset Purchase Agreement (the "Purchase Agreement") dated August 14, 2003 is made as of September 17, 2003 by and between Accrue Software, Inc. (the "Company") and Accrue Acquisition Corp. ("AAC").

                                    Recitals

A. The Company is party to an Escrow Agreement dated January 29, 1999 between Accrue Software, Inc. and DSI Technology Escrow Services, Inc. ("DSI") (Account Number 0103041-00001) and a Preferred Escrow Agreement dated April 30, 2001 among Accrue Software, Inc., DSI and the other parties signing the Acceptance Form thereto (Master Number 0103041-00001) (collectively, such agreements are referred to as the "Escrow Agreements"), pursuant to which the Company owes DSI a total of $52.00 (the "DSI Obligation").

B. The Company is party to a Service Agreement between Accrue Software, Inc. and Recall Total Information Management ("RTIM") dated January 11, 2002 (the "Recall Agreement"), pursuant to which the Company owes RTIM a total of $752.00 (the "Recall Obligation").

C. The Company wishes to assign the Escrow Agreements and the Recall Agreement to AAC, and AAC wishes to assume such agreements pursuant to the Purchase Agreement.

D. In order to assume and assign such contracts, AAC must assume the outstanding payment obligations and cure the defaults under such agreements.

                                    Agreement

Now, therefore, the parties to the Purchase Agreement agree as follows:

1. The Escrow Agreements and the Recall Agreement shall be "Assigned Contracts" for purposes of the Purchase Agreement.

2. The DSI Obligation and the Recall Obligation shall be "Assumed Liabilities" for purposes of the Purchase Agreement.

3. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4. Except as amended as set forth above, the Agreement shall continue in full force and effect.

     The parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first written above.



ACCRUE SOFTWARE, INC.,                      ACCRUE ACQUISITION CORP.,
a Delaware corporation                      a Delaware corporation


By:________________________                   By:______________________________
P.K. Karnik, President and                 Title:______________________________
Chief Executive Officer